UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 12, 2013

Arden Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-9904	95-3163136
(Commission File Number)	(IRS Employer Identification No.)

2020 S. Central Avenue Compton, California	90220
(Address of Principal Executive Offices)	(Zip Code)

(310) 638-2842

(Registrant’s Telephone Number, Including Area Code)

No Change

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e) On July 12, 2013, the Board of Directors of Arden Group, Inc. (“Arden”) adopted the Arden Group, Inc. Change in Control Protection Plan (the “Plan”). Under the Plan, certain employees of Arden and its subsidiary, Gelson’s Markets (collectively, the “Company”), including Laura Neumann, the principal financial officer of the Company, are eligible to receive the benefits generally described below upon the closing of a qualifying change in control of the Company (a “Change in Control”). Employees eligible to participate in the Plan must enter into a letter agreement with Arden that sets forth the terms, conditions and amount of the participant’s Plan benefits. Set forth below is a brief description of the terms and conditions of the Plan.

Subject to the terms and conditions of the Plan, upon a Change in Control, a participant under the Plan who remains employed through the date of the Change in Control or who is terminated without cause or resigns for good reason prior thereto would be eligible to receive:

●	A cash retention bonus based on a percentage of the participant’s base salary; and
●

Accelerated vesting of the participant’s units granted to such participant under one or more Phantom Stock Unit Agreements (“Units”), such that the number of Units subject to immediate vesting on the date of the Change in Control, together with all Units of the participant that have vested as of such date, equals 50% of all of such participant’s Units. The remainder of the participant’s Units would vest on the first anniversary of the date of the Change in Control.

Subject to the terms and conditions of the Plan, if a Change in Control occurs and a participant’s employment is terminated by the Company without cause or the participant resigns from the Company for good reason within the one-year period following the Change in Control, such participant would be eligible to receive:

●	A cash severance bonus based on a percentage of the participant’s base salary;
●	Immediate vesting of the participant’s unvested Units;
●	A one-time medical plan transition assistance payment of $6,000; and
●	If the participant had been assigned a Company vehicle during his or her employment, the transfer of title to such vehicle to the participant.

Laura Neumann is eligible to participate in the Plan on terms consistent with those described above, and her cash retention bonus, if applicable, has been set at 25% of her base salary and her cash severance bonus, if applicable, has been set at twelve months of her base salary.

The Company’s obligation to provide each of the retention benefits and the severance benefits described above under the Plan is conditioned upon the participant providing a general release of claims and complying with certain nondisclosure covenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARDEN GROUP, INC.
(Registrant)

Date: July 18, 2013	By:	/s/ Laura J. Neumann
	Name:	Laura J. Neumann
	Title:	Chief Financial Officer